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                                                                    Exhibit 21

                        Subsidiaries of the Registrant
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Subsidiary                             State of Incorporation or Organization
----------                             --------------------------------------
K & D Magmotor Corp.                        Massachusetts

SatCon Film Microelectronics, Inc.*         Delaware

Beacon Power Corporation                    Delaware
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*Doing business as "Film Microelectronics, Inc."